EXECUTION VERSION

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of September 28, 2011, is entered into by and among RESOURCE HOLDINGS, INC., a Nevada corporation (the “Grantor”), and WEST VENTURES, LLC, (together with its successors and permitted assigns, “Purchaser”).

WITNESSTH:

WHEREAS, Grantor and Purchaser have entered into that certain Senior Secured Note Agreement dated as of the date hereof (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Senior Secured Note Agreement”);

WHEREAS, REGINALDO LUIZ DE ALMEIDA FERREIRA – ME, a Brazilian sole proprietorship company (“Reginaldo”), as pledgor, Grantor and Purchaser as pledgees, have entered into that certain First and Second Lien Pledge Agreement of Movable Assets Derived From Mining Activities dated as of the date hereof, and Reginaldo, Purchaser and Grantor have entered into that certain Equipment Pledge Agreement dated as of the date hereof (collectively, the “Brazil Security Agreements”);

WHEREAS, in order to induce Purchaser to enter into the Senior Secured Note Agreement and other Senior Note Documents and to induce Purchaser to purchase the Note as provided for in the Senior Secured Note Agreement, the proceeds of which will be used in part to finance Reginaldo’s business relating to the Mine pursuant to that Loan Agreement dated as of September [__], 2011 between Grantor and Reginaldo (the “Brazil Loan Agreement”) has agreed to grant a continuing first priority Lien on the Collateral (as hereinafter defined) to secure the Obligations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINED TERMS.

(a)
All capitalized terms used but not otherwise defined herein have the meanings given to them in the Senior Secured Note Agreement.  All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

(b)
“Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2.	GRANT OF LIEN.

(a)
To secure the prompt and complete payment, performance and observance of all of the Obligations, Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Purchaser, a Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including, without limitation, the following:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Documents;

(iv)	all General Intangibles (including payment intangibles and Software);

(v)	all Goods (including Inventory, Equipment and Fixtures);

(vi)	all Instruments;

(vii)	all Investment Property;

(viii)	all Deposit Accounts, of Grantor, including the RHI Control Account, RHI Deposit Accounts, all lockbox and lockbox accounts and all other bank accounts and all deposits therein;

(ix)	all contract rights of Grantor, including but not limited to all rights under the Brazil Loan Agreement and Brazil Security Documents,

(x)	all money, cash or cash equivalents of Grantor;

(xi)	all Supporting Obligations of Grantor;

(xii)	all Commercial Tort Claims that any Debtor has filed in any judicial, administrative or arbitration proceeding or for which it may elect to file a claim or suit; and

(xiii)
to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(b)
In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Purchaser as aforesaid, Grantor hereby grants to Purchaser, a right of setoff against the property of Grantor held by Purchaser, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Purchaser, for any purpose, including safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power.

3.	PURCHASER’S RIGHTS: LIMITATIONS ON PURCHASER’S OBLIGATIONS.

(a)
It is expressly agreed by Grantor that, anything herein to the contrary notwithstanding, Grantor shall remain liable under each of its contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder.  Purchaser shall not have any obligation or liability under any contract by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Purchaser of any payment relating to any contract pursuant hereto.  Purchaser shall not be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)
Purchaser may at any time after an Event of Default has occurred and is continuing (beyond any applicable cure or grace period) without prior notice to Grantor, notify all Persons obligated on the Collateral ("Account Debtor Parties") that Purchaser has a security interest therein, and that payments shall be made directly to Purchaser.  Once any such notice has been given to any Account Debtor Party or other Person obligated on the Collateral, Grantor shall not give any contrary instructions to such Account Debtor Party or other Person without Purchaser’s prior written consent (which consent shall not be unreasonably withheld or delayed so long as no Event of Default has occurred and is continuing).

(c)
Purchaser may at any time after an Event of Default has occurred and is continuing (beyond any applicable cure or grace period) in Purchaser’s own name, in the name of a nominee of Purchaser or in the name of Grantor, communicate (by mail, telephone, facsimile or otherwise) with Account Debtor Parties, parties to contracts and obligors in respect of Instruments to verify with such Persons, to Purchaser’s satisfaction, the existence, amount terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper and/or payment intangibles.  If an Event of Default shall have occurred and be continuing, Grantor, at its own expense, shall cause the independent certified public accountants then engaged by Grantor to prepare and deliver to Purchaser at any time and from time to time promptly upon Purchaser’s request the following reports with respect to Grantor: (i) a reconciliation of all Accounts; and (ii) an aging of all Accounts.

4.	REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants that:

(a)	Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens.

(b)
No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by Grantor in favor of Purchaser pursuant to this Security Agreement or the other Senior Note Documents.

(c)
This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Purchaser on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code.  Such Lien is prior to all other Liens and is enforceable as such as against any and all creditors of and purchasers from Grantor.  All actions by Grantor requested by Purchaser to protect and perfect such Lien on each item of the Collateral have been duly taken.

(d)
Schedule 11 and Schedule 15 of that certain Perfection Certificate delivered by the Grantor to Purchaser as of the date hereof (the “Perfection Certificate”) hereto lists all Instruments, Letter of Credit Rights and Chattel Paper of Grantor.  All action by Grantor requested by Purchaser to protect and perfect the Lien of Purchaser on each item set forth on such schedules (including the delivery of all originals thereof to Purchaser and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken.  Upon possession of the Collateral listed on such schedules hereto by Purchaser, the Lien of Purchaser on the Collateral listed on such schedules is prior to all other Liens, and is enforceable as such against any and all creditors of and purchasers from Grantor.

(e)
Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued, Grantor’s state of organization or incorporation, the location of Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule 1(a) and Schedules 2(a) – (e) of the Perfection Certificate.  Grantor has only one state of incorporation or organization.

(f)
With respect to the Accounts, (i) they represent bona fide Accounts in the ordinary course of Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper and have not been reconveyed or reassigned to any or any other Person; (ii) there are no setoffs, recoupments, counterclaims, defenses, claims or disputes existing or asserted with respect thereto and Grantor has not made any agreement with any Account Debtor Party for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor Party from liability therefor, or any deduction therefrom except in the ordinary course of its business and consistent with Grantor’s past practices, as disclosed in writing to Purchaser; (iii) to Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to materially reduce the aggregate amount payable thereunder as shown on Grantor’s books and records and any invoices and statements; (iv) Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor Party obligated on any Accounts which might result in any adverse change in such Account Debtor Party’s financial condition; and (v) Grantor has no knowledge that any Account Debtor Party is unable generally to pay its debts as they become due.  Further with respect to the Accounts (x) the amounts shown on all invoices and statements which may be delivered to Purchaser are actually and absolutely owing to Grantor as indicated thereon and are not in any way contingent; and (y) to Grantor’s knowledge, all Account Debtor Parties have the capacity to contract.

(g)
Grantor has no interest in, or title to, any Patent.  Grantor has no interest in, or title to, any Trademark or Copyright.  This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Trademark Security Agreements with the United State Patent and Trademark Office, perfected Liens in favor of Purchaser on Grantor’s Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from Grantor.  Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Trademark Security Agreements with the United State Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Purchaser’s Lien on Grantor’s Trademarks or Copyrights shall have been duly taken.

5.	COVENANTS. Grantor covenants and agrees with Purchaser that from and after the date of this Security Agreement and until the Termination Date:

(a)	Further Assurances: Pledge of Instruments; Chattel Paper.

(i)
At any time and from time to time, upon the written request of Purchaser and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Purchaser may deem reasonably desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Purchaser of any License or contract held by Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Senior Note Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

(ii)
Unless Purchaser shall otherwise consent in writing (which consent may be revoked), Grantor shall deliver to Purchaser all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same.

(iii)
Grantor shall, in accordance with the terms of the Senior Secured Note Agreement, obtain or use its commercially reasonable efforts to obtain waivers or subordinations of Liens from landlords and mortgagees.

(iv)
In accordance with the Senior Secured Note Agreement, Grantor shall obtain a pledged account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account and the bank or financial institution holding the Disbursement Account for Grantor.

(v)
Grantor that is or becomes the beneficiary of a letter of credit shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify Purchaser thereof and shall use its commercially reasonable efforts to enter into a tri-party agreement with Purchaser and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Purchaser and directing all payments thereunder to the Collection Account, all in form and substance reasonably satisfactory to Purchaser.

(vi)
Grantor shall take all steps reasonably necessary to grant the Purchaser control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(vii)
Grantor hereby irrevocably authorizes Purchaser at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Grantor agrees to furnish any such information to Purchaser promptly upon request.  Grantor also ratifies its authorization for Purchaser to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(viii)
Grantor shall promptly, and in any event within five (5) Business Days prior to the commencement of any action with respect thereto, notify Purchaser of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Purchaser, Grantor shall enter into a supplement to this Security Agreement, granting to Purchaser a Lien in such commercial tort claim.

(b)
Maintenance of Records.  Grantor shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.  Grantor shall mark their books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby.  If Grantor retains possession of any Chattel Paper or Instruments with Purchaser’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of West Ventures, LLC.”

(c)	[Reserved]

(d)
Indemnification.  In any suit, proceeding or action brought by Purchaser relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, Grantor will save, indemnify and keep Purchaser harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor Party or other Person obligated on the Collateral, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, except in the case of Purchaser, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Purchaser as finally determined by a court of competent jurisdiction. All such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Purchaser.

(e)
Compliance with Terms of Accounts, etc.  In all material respects, Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(f)
Limitation on Liens on Collateral.  Grantor will not create, permit or suffer to exist, and Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral, and will defend the right, title and interest of Purchaser in and to any of Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(g)
Limitations on Disposition.  Grantor will not sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Senior Secured Note Agreement.

(h)
Further Identification of Collateral.  Grantor will, if so requested by Purchaser, furnish to Purchaser, as often as Purchaser requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Purchaser may reasonably request, all in such detail as Purchaser may specify.

(i)
Notices.  Grantor will advise Purchaser promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Senior Note Document.

(j)	Good Standing Certificates. If requested by Purchaser, Grantor shall provide to Purchaser a certificate of good standing from its state of incorporation or organization.

(k)
No Reincorporation.  Without limiting the prohibitions on mergers involving the Grantor contained in the Senior Secured Note Agreement, Grantor shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Purchaser.

(l)
Terminations; Amendments Not Authorized.  Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed by Purchaser against Grantor without the prior written consent of Purchaser and agrees that it will not do so without the prior written consent of Purchaser, subject to Grantor's rights under Section 9-509(d)(2) of the Code.

6.	[Reserved.]

7.	REMEDIES: RIGHTS UPON DEFAULT.

(a)
In addition to all other rights and remedies granted to it under this Security Agreement, the Senior Secured Note Agreement, the other Senior Note Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing (beyond any applicable cure or grace period), Purchaser may exercise all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Purchaser, without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (i) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Purchaser’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Purchaser may deem commercially reasonable and/or (ii) lease, license or dispose of the Collateral or any part thereof upon such terms as the Purchaser may deem commercially reasonable.  To the extent deemed appropriate by the Purchaser, Purchaser may, at the sole cost of the Guarantors, obtain the services of brokers, investment bankers, consultants and other professionals to assist Purchaser in the collection or disposition of any of the Collateral.  Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ notice to Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification.  Purchaser shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given.  Purchaser may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Grantor hereby waives any claims against the Purchaser arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations.  Grantor hereby acknowledges that (a) any such sale of the Collateral by Purchaser shall be made without warranty, (b) Purchaser may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (c) such actions set forth in clauses (a) and (b) above shall not adversely effect the commercial reasonableness of any such sale of the Collateral.

If any Event of Default shall have occurred and be continuing (beyond any applicable grace or cure period), Grantor further agrees, at Purchaser’s request, to assemble the Collateral and make it available to Purchaser at a place or places designated by Purchaser which are reasonably convenient to Purchaser and Grantor, whether at Grantor’s premises or elsewhere.  Until Purchaser is able to effect a sale, lease, or other disposition of Collateral, Purchaser shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Purchaser.  Purchaser shall have no obligation to Grantor to maintain or preserve the rights of Grantor as against third parties with respect to Collateral while Collateral is in the possession of Purchaser.  Purchaser may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Purchaser’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.  Purchaser shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Senior Secured Note Agreement, and only after so paying over such net proceeds, and after the payment by Purchaser of any other amount required by any provision of law, need Purchaser account for the surplus, if any, to Grantor.  To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Purchaser arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Purchaser as finally determined by a court of competent jurisdiction.  Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any reasonable out-of-pocket attorneys’ fees and other expenses incurred by Purchaser to collect such deficiency.

(b)
Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c)
Purchaser shall not be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof.  Purchaser shall not be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and its rights hereunder or under any other Senior Note Document shall be cumulative.  To the extent it may lawfully do so, Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Purchaser, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8.
GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL.  For the purpose of enabling Purchaser to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Purchaser shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to Purchaser, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.
LIMITATION ON PURCHASER’S DUTY IN RESPECT OF COLLATERAL.  Purchaser shall use reasonable care with respect to the Collateral in its possession or under its control.  Purchaser shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Purchaser, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10.
REINSTATEMENT.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.
NOTICES.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Senior Secured Note Agreement.

12.
SEVERABILITY.  Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.  This Security Agreement is to be read, construed and applied together with the Senior Secured Note Agreement and the other Senior Note Documents which, taken together, set forth the complete understanding and agreement of Purchaser and Grantor with respect to the matters referred to herein and therein.

13.
NO WAIVER; CUMULATIVE REMEDIES.  Purchaser shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Purchaser and then only to the extent therein set forth.  A waiver by Purchaser of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Purchaser would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of Purchaser, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Purchaser and Grantor.

14.
LIMITATION BY LAW.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15.	TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

16.
SUCCESSORS AND ASSIGNS.  This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor (including any debtor-in-possession on behalf of Grantor) and shall, together with the rights and remedies of Purchaser, hereunder, inure to the benefit of Purchaser, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Purchaser hereunder.  Grantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

17.
COUNTERPARTS.  This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Purchaser, electronic means, all of which shall be equally valid.

18.
GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE SENIOR NOTE DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED NEW YORK COUNTY, CITY OF NEW YORK, STATE OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTOR AND PURCHASER PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER SENIOR NOTE DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER SENIOR NOTE DOCUMENTS, PROVIDED, THAT PURCHASER AND GRANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF PURCHASER.  GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GRANTOR AT THE ADDRESS SET FORTH ON ANNEX I TO THE SENIOR SECURED NOTE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

19.
WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG PURCHASER AND GRANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER SENIOR NOTE DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

20.
SECTION TITLES.  The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

21.
NO STRICT CONSTRUCTION.  The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

22.
ADVICE OF COUNSEL.  Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.

23.
BENEFIT OF PURCHASER.  All Liens granted or contemplated hereby shall be for the benefit of Purchaser, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Senior Secured Note Agreement.

[Signature Pages Follow]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

RESOURCE HOLDINGS, INC.

By:	/s/ Michael Campbell

Name:	Michael Campbell

Title:	President

WEST VENTURES, LLC

By:	/s/ Ari Hirt

Name:	Ari Hirt

Title:	Portfolio Manager

[SIGNATURE PAGE TO SECURITY AGREEMENT]

SCHEDULE I
to
SECURITY AGREEMENT

FILING JURISDICTIONS

Grantor’s Name	Filing Jurisdiction
Resource Holdings, Inc.	Nevada